Exhibit 5.13
Harry M. Parker
AMEC E&C Services, Inc.
780 Vista Blvd. Suite 100
Reno, Nevada 89434
Telephone: 775-331-2375
Fax: 775-331-4153
Email:harry.parker@amec.com
Consent of Harry Parker
In connection with Novagold Resources Inc.’s registration statement on Form F-10 dated April 16, 2007, and any registration statement filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Harry Parker, hereby consent to the use of my name and to the use of the Technical Report of Rock Creek Property, Nome, Alaska, USA, relating to the Rock Creek Project (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Registration Statement.
Dated at Adelaide, South Australia, this 12th day of April, 2007.
/s/  Harry Parker, P.Geo.
Harry Parker, P.Geo.
Technical Director
Mining & Metals Consulting Group

AMEC E&C Services, Inc.
780 Vista Boulevard, Suite 100
Sparks, Nevada 89434
Tel +1 775 331 2375
Fax +1 775 331 4153